Exhibit 10.12.5

EXECUTION COPY

AMENDMENT NO. 4 TO

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 4 TO LOAN AND SERVICING AGREEMENT, dated as of April 15, 2011 (this “Amendment”), is executed by and among DT WAREHOUSE III, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), DT CREDIT COMPANY, LLC, an Arizona limited liability company, as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer, Paying Agent and Securities Intermediary (“Paying Agent”), and UBS REAL ESTATE SECURITIES INC., as Program Agent for the Conduit Lenders and the Committed Lenders (“Program Agent”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Loan and Servicing Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Servicer, the Program Agent, the Paying Agent, the Commercial Paper Conduits from time to time party thereto, and the Financial Institutions from time to time party thereto entered into that certain Loan and Servicing Agreement dated as of April 1, 2010, as amended by Amendment No. 1 dated as of July 28, 2010, by Amendment No. 2 dated as of March 31, 2011 and by Amendment No. 3 dated as of April 10, 2011 (the “Loan and Servicing Agreement”);

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Loan and Servicing Agreement as described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Loan and Servicing Agreement. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Loan and Servicing Agreement is hereby amended as follows:

1.1 The definitions of “Commitment Termination Date”, “Fee Letter”, “Rating Reaffirmation Dates” and “Reserve Percentage” set forth in Section 1.01 of the Loan and Servicing Agreement are hereby amended and restated as follows:

“Commitment Termination Date” means August 15, 2012, as such date may be extended from time to time pursuant to Section 2.08.

“Fee Letter” means the Second Amended and Restated Fee Letter dated as of April 15, 2011, between the Program Agent and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Rating Reaffirmation Dates” means each of the last Business Days occurring in April and October of each year, starting October, 2011.

“Reserve Percentage” means, at any time, the sum of (i) 40% plus (ii) if either (a) the Rolling Average Charged-Off Losses Ratio (Managed Portfolio Contracts) or the Rolling Average Charged-Off Losses Ratio (Pledged Contracts) exceeds 3.15% for two (2) or more consecutive Accounting Periods or (b) the Rolling Average Delinquency Ratio (Managed Portfolio Contracts) or the Rolling Average Delinquency Ratio (Pledged Contracts) exceeds 13.00% for two (2) or more consecutive Accounting Periods, 10% for each of the three succeeding Accounting Periods, as the same may be adjusted pursuant to Section 5.01(o).

1.2 The definition of “Level Two Trigger Event” set forth in Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting clauses (e) and (k) thereof and substituting, in lieu thereof, respectively, the following:

(e) the Walk-In Payment Ratio for such date of determination exceeds 2%; or

(k) the Rolling Average Extension Rate (Managed Portfolio Contracts) or the Rolling Average Extension Rate (Pledged Contracts) shall exceed 4.50%

1.3 Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting the definition of “Alternate Payment Location”.

1.4 Section 2.02(a)(i) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(i) The Borrower shall request a Borrowing hereunder by submitting to the Program Agent a written notice, substantially in the form of Exhibit B (each, a “Borrowing Request”) not later than 10:00 a.m. (New York City time) on the Business Day prior to the date of the proposed Borrowing (each, a “Borrowing Date”). Promptly after its receipt thereof, the Program Agent shall submit a copy of each Borrowing Request to each Managing Agent who shall promptly forward a copy thereof to the Lenders in its Lender Group.

1.5 Section 2.05(a) of the Loan and Servicing Agreement is hereby amended by deleting the fourth sentence thereof and substituting, in lieu thereof, the following:

Unless otherwise agreed by a Managing Agent, each such prepayment of the Loans to the Lenders in such Managing Agent’s Lender Group must be accompanied by a payment of any other amounts (including amounts payable under Section 2.12, but excluding accrued Interest (which shall be payable on the following Settlement Date)) due from the Borrower hereunder in respect of such prepayment.

1.6 Section 2.15 of the Loan and Servicing Agreement is hereby amended by adding the following at the end thereof:

(e) Release of Demand Note Guaranty. If both Ernest C. Garcia II and Verde Investments, Inc. shall have been released from all liability under all guaranties and other credit enhancements previously provided by either of them in connection with the other Warehouse Facilities to which any DT Entity is a party, then, so long as no Event of

Termination or Incipient Event of Termination has occurred and is continuing, the Program Agent, upon certification to the Program Agent by Ernest C. Garcia II and Verde Investments, Inc. of such release, shall terminate the Demand Note Guaranty and shall execute and deliver such instruments and documents as Ernest C. Garcia II and Verde Investments, Inc. may reasonably request in order to evidence such termination.

1.7 Section 4.01(j) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(j) Collection Information; Master Agency Agreement. The names and addresses of all the Approved Sub-servicers, Depository Account Banks and Lock-Box Processors, together with the addresses of the Lock-Boxes and the account numbers of the Depository Accounts are as specified in Exhibit F. The Lock-Boxes set forth on Exhibit F are the only addresses to which Contract Debtors and Approved Sub-servicers of Pledged Contracts are directed to make payment. The Depository Accounts set forth on Exhibit F are the only accounts to which Contract Debtors, Approved Sub-servicers or Lock-Box Processors remit Collections of Pledged Contracts by wire transfer or electronic funds transfer. Exhibit N hereto is a full, complete and correct copy of the Master Agency Agreement and such agreement has not been modified and is in full force and effect. There are no agreements or understandings relating to the Master Agency Agreement that are not fully and accurately described in Exhibit N. No DT Entity has granted any Person, other than Wells Fargo Bank, National Association under the Master Agency Agreement, “control” (within the meaning of Section 9-102 of any applicable enactment of the UCC) of any Depository Account or the right to take control of any Depository Account at a future time or upon the occurrence of a future event.

1.8 Section 5.01(g)(i) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(i) Instruct all Contract Debtors to remit all payments made in respect of the Pledged Contract to a Lock-Box or a Depository Account;

1.9 Section 5.01(q) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(q) Rating Reaffirmations. Within five days after each Rating Reaffirmation Date, the Borrower shall obtain from DBRS, and distribute to the Program Agent and the Managing Agents copies of, a written reaffirmation that the Notes have a rating higher than BBB-. (The Borrower acknowledges that the Program Agent may request from DBRS a written reaffirmation of the rating of the Notes at any time.)

1.10 Section 5.03(d) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(d) Change in Payment Instructions to Contract Debtors. Make any change in its instructions to Contract Debtors regarding the making of payments in respect of the Pledged Contracts to any Lock-Box or Depository Account, other than instructing Contract Debtors to remit payments to another Lock-Box or Depository Account.

1.11 Section 5.03(e) of the Loan and Servicing Agreement is hereby amended by deleting the last sentence thereof.

1.12 Section 5.06(c) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(c) Change in Payment Instructions to Contract Debtors. Make any change in its instructions to Contract Debtors regarding the making of payments in respect of the Pledged Contracts to any Lock-Box or Depository Account, other than instructing Contract Debtors to remit payments to another Lock-Box or Depository Account.

1.13 Section 5.06(d) of the Loan and Servicing Agreement is hereby amended by deleting the last sentence thereof.

1.14 Section 6.02(g) of the Loan and Servicing Agreement is hereby amended and restated as follows:

On behalf of the Borrower and the Program Agent for the benefit of the Lenders, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Pledged Contract as to which the Servicer shall have determined eventual payment in full is unlikely. From time to time, as appropriate for servicing or foreclosing upon any Pledged Contract, the Borrower shall, upon written request of the Servicer, execute such documents as shall be reasonably necessary to prosecute any such proceedings. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of Contracts. The Servicer shall use all commercially reasonable efforts to maximize proceeds from the repossession of a Financed Vehicle securing any Pledged Contract, which may include selling such Financed Vehicle at auction, public or private sale, or to an Affiliate of the Servicer, provided that (i) any such sale to an Affiliate is for fair market value, (ii) any such sale to an Affiliate does not have a material adverse effect on the Lenders and (iii) the aggregate proceeds from the sale to such Affiliates of repossessed Financed Vehicles not sold through auction securing any Pledged Contract in any calendar month does not exceed 10% of the aggregate proceeds from the sale of all repossessed Financed Vehicles securing any Pledged Contract. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the Net Liquidation Proceeds by an amount greater than the amount of such expenses.

1.15 Section 7.01(o) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(o) As of the last Business Day of any month, Available Cash shall be less than $15,000,000,

1.16 Section 7.01(y)(iii) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(iii) the Demand Note Guaranty shall cease to be in full force and effect (other than in accordance with its terms or in accordance with Section 2.15(e)) or Ernest C. Garcia II or Verde Investments, Inc. shall so assert in writing or otherwise seek to terminate or disaffirm his or its obligations under the Demand Note Guaranty at any time following the execution thereof.

1.17 Section 7.01(z) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(z) The Notes shall cease to be rated by DBRS or the rating of the Notes by DBRS shall be BBB- or below and such condition shall continue unremedied for 30 days, provided such condition shall not constitute an Event of Termination if (i) the Notes would be rated higher than BBB- if the Reserve Percentage were higher (and no other change to this Agreement were required), (ii) the Borrower executes an amendment which effects a change in the Reserve Percentage to such higher level and (iii) the sole reason that such amendment does not become effective is the failure of the Program Agent to execute such amendment;

1.18 Exhibit F to the Loan and Servicing Agreement is hereby amended and restated as set forth on Exhibit F hereto.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Program Agent of (a) counterparts of this Amendment executed by each of the parties hereto, (b) counterparts of the Second Amended and Restated Fee Letter dated as of the date hereof executed by the parties thereto, (c) the “Amendment Fee” payable on the date hereof pursuant to the Fee Letter and (d) a letter from DBRS with respect to the “A” rating of Notes.

SECTION 3. Representations, Warranties and Confirmations. Each of the Servicer and the Borrower hereby represents and warrants that:

3.1 It has the power and is duly authorized to execute and deliver this Amendment.

3.2 The execution and delivery of this Amendment has been duly authorized by all corporate or limited liability company action necessary on its part.

3.3 This Amendment and the Loan and Servicing Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

3.4 Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of each such party, respectively, set forth in the Loan and Servicing Agreement and as amended hereby, are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

3.5 Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Event of Termination or Incipient Event of Termination.

SECTION 4. Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 5. Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan and Servicing Agreement or any right, power or remedy of any Program Agent under the Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement” or “this Loan and Servicing Agreement” or words of like import shall mean and be references to the Loan and Servicing Agreement as amended hereby, and each reference in any other Facility Document to the Loan and Servicing Agreement or to any terms defined in the Loan and Servicing Agreement which are modified hereby shall mean and be references to the Loan and Servicing Agreement or to such terms as modified hereby.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 8. Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 9. Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 10. Novation. This Amendment does not constitute a novation or termination of the Loan and Servicing Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

DT WAREHOUSE III, LLC,
as Borrower

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Manager

DT CREDIT COMPANY, LLC, as Servicer

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Manager

UBS REAL ESTATE SECURITIES INC., as Program Agent, sole Managing Agent and sole Committed Lender

By:	/s/ Chris Sudol
Name:	CHRIS SUDOL
Title:	DIRECTOR

By:	/s/ Michael Zoccoli
Name:	MICHAEL ZOCCOLI
Title:	DIRECTOR

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer, Paying Agent and Securities Intermediary

By:	/s/ Jeanine C. Casey
Name:	Jeanine C. Casey
Title:	Vice President

EXHIBIT F

LIST OF LOCK-BOXES, LOCK-BOX PROCESSORS; DEPOSITORY ACCOUNTS;

AND DEPOSITORY ACCOUNT BANKS

Lock-Box

DT Credit Company, LLC, P.O. Box 53087, Phoenix, AZ 85072-3087

P.O. BOXES

DT Credit Company, LLC, P.O. Box 29018, Phoenix, AZ 85038

DT Credit Company, LLC, P.O. Box 2911, Phoenix, AZ 85062

DT Credit Company, LLC, P.O. Box 2997, Phoenix, AZ 85062

DT Credit Company, LLC, P.O. Box 52020, Phoenix, AZ 85072

DEPOSITORY ACCOUNTS

Wells Fargo Bank, 100 West Washington Street, Phoenix, AZ 85003

Attn: Mr Douglas Jorgensen, (602) 378-1348

Acct: 4806997359 (CA, AZ, TX, NM, CO, OK & NV Collections)

Acct: 4121127054 (Electronic Collections)

Acct: 4945082576 (Concentration)

Acct: 4121620306 (ACH Deposits)

Acct: 2000031169727 (GA, FL, VA, NC, TN Collections)